UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
    On May 18, 2021, Compass Minerals International, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as described below.
    Proposal 1 — The individuals listed below were elected by the Company’s stockholders to serve as directors of the Company, each for a term of one year.

Director	For	Against	Abstain	Broker Non-Votes
Kevin S. Crutchfield	27,227,949	366,840	30,752	3,002,744
Eric Ford	27,274,019	324,854	26,668	3,002,744
Richard S. Grant	26,358,989	1,238,412	28,140	3,002,744
Joseph E. Reece	27,235,418	359,036	31,087	3,002,744
Allan R. Rothwell	26,671,243	928,041	26,257	3,002,744
Lori A. Walker	27,187,620	413,899	24,022	3,002,744
Paul S. Williams	25,633,332	1,964,628	27,581	3,002,744
Amy J. Yoder	27,028,688	574,093	22,760	3,002,744
    Proposal 2 — The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 2, 2021.

For	Against	Abstain	Broker Non-Votes
26,330,742	1,174,840	119,959	3,002,744
    Proposal 3 — The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.

For	Against	Abstain	Broker Non-Votes
30,437,960	156,016	34,309	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: May 20, 2021	By:	/s/ James D. Standen
Name: James D. Standen
Title: Chief Financial Officer